SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

CYBER APPS WORLD INC.

(Name of Registrant As Specified In Charter)

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	1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DATED: AUGUST 23, 2022

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

CYBER APPS WORLD INC.

9436 W. Lake Mead Blvd., Ste. 5-53

Las Vegas NV 89134-8340

(Preliminary)

August 12, 2022

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.00075 per share (the “Common Stock”), of Cyber Apps World Inc., a Nevada Corporation (the “Company”), to notify such Stockholders of the following:

1.	On or about August 12, 2022, the Company received written consents in lieu of a meeting of Stockholders from holders of 82,240,000 shares of common stock and 100,000 Series A Super Voting shares of preferred stock with the voting power equivalent to 1,000,000,000 shares of common stock representing approximately 58.57% of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) authorizing the Company to complete a reverse split of the Company’s issued and outstanding shares of common stock such that every 840 shares of common stock issued and outstanding prior to the split be exchanged for one post-split share of common stock and that the Company’s post-reverse split authorized capital consist of 250,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 (the “Reverse Split”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

2.	On August 12, 2022, the Board of Directors of the Company approved the Reverse Split.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to reverse this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on August 12, 2022, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September 12, 2022 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, August 12, 2022, the Company had 847,848,705 shares of common stock issued and outstanding, as well as 100,000 shares of Series A Super Voting Preferred Stock with voting rights equivalent to 1,000,000,000 shares of common stock. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval. Each share of outstanding Series A Super Voting Preferred Stock is entitled to 10,000 votes on matters submitted for Stockholder approval.

On August 12, 2022, the holders of holders of 82,240,000 shares of common stock and 100,000 Series A Super Voting shares of preferred stock with the voting power equivalent to 1,000,000,000 shares of common stock representing approximately 58.57% of the total issued and outstanding shares of voting stock of the Company executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on August 12, 2022, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned		Percent of Class(1)
Kateryna Malenko	84,240,000		4.45%
Kat Consulting Corp.	100,000	(2)
Mohammed Irfan Rafimiya Kazi	0		0.00%
All officers and directors			58.57%

(1)

Applicable percentage of ownership is based on 847,848,705 shares of common stock and 100,000 shares of Series A Super Voting shares of preferred stock with voting power equal to 1,000,000,000 shares of preferred stock outstanding at August 12, 2022.

(2)	Kat Consulting Corp. is a private company that is wholly-owned by Kateryna Malenko, a director of the Company. These 100,000 shares are Series A Super Voting shares of preferred stock that provide the owner with voting rights equal to holding 1,000,000,000 shares of common stock, or 10,000 votes per share of preferred stock.

DISSENTER’S RIGHTS OF APPRAISAL

Section 78.3793 of Nevada Revised Statue (“NRS”) which provides dissenting shareholders with rights to obtain payment of the fair value of his/her shares in the case of control share acquisition is not applicable to the matters disclosed in this Information Statement.  Accordingly, dissenting shareholders will not have rights to appraisal in connection with the amendment to the Articles of Incorporation discussed in this Information Statement.

AMENDMENT OF ARTICLES OF INCORPORATION TO COMPLETE A REVERSE SPLIT OF THE COMPANY’S ISSUED COMMON SHARES AND AMEND ITS ARTICLES OF INCORPORATION ACCORDINGLY

On August 12, 2022, the Majority Stockholders took action by written consent to complete a reverse split of the Company’s issued and outstanding shares of common stock such that every 840 shares of common stock issued and outstanding prior to the split be exchanged for one post-split share of common stock and that the Company’s post-reverse split authorized capital consist of 250,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001.

Our Board of Directors has authorized the reverse split to enhance the Company’s ability to raise financing, of which there is no guarantee as a result of this corporate change.

We intend to file the Amendment to the Articles of Incorporation with the Secretary of the State of Nevada promptly after the twentieth day after the date this Information Statement has been sent to stockholders. With the approval of our Majority Stockholders, the amended Articles will become effective upon the filing with the Secretary of State of Nevada.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be affected on or about the close of business on September 12, 2022.

By Order of the Board of Directors

/s/ Mohammed Irfan Rafimiya Kazi

Mohammed Irfan Rafimiya Kazi

President & CEO